Exhibit 5.2

December 6, 2023

Tanger Inc.

Tanger Properties Limited Partnership

3200 Northline Avenue, Suite 360

Greensboro, North Carolina 27408

Re:	Tanger Inc.

Tanger Properties Limited Partnership

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special North Carolina counsel to Tanger Inc., a North Carolina corporation (the “Company”), and Tanger Properties Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”), in connection with the preparation of the Company’s registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act“), filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 6, 2023, related to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each a “Prospectus Supplement”), (a) by the Operating Partnership of one or more series of debt securities (“Debt Securities”), each of which may be unconditionally guaranteed by the Company (“Guarantees”); and (b) by the Company of (i) its common shares, par value $0.01 per share (“Common Shares”), (ii) one or more series of its preferred shares, par value $0.01 per share (“Preferred Shares”), (iii) depositary shares representing Preferred Shares (“Depositary Shares”), and (iv) warrants representing a right to acquire Common Shares (“Warrants” and, together with Debt Securities, Guarantees, Common Shares, Preferred Shares and Depositary Shares, the “Securities”). This opinion is provided pursuant to the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission.

As the Company’s special North Carolina counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s articles of incorporation and bylaws, each as amended to date, the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended to date, minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Securities, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

December 6, 2023

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that each of the Debt Securities, the Guarantees, the Depositary Shares, and the Warrants constitutes the enforceable obligation of the parties thereto; (d) the proper issuance and accuracy of certificates of public officials and representatives of the Company; and (e) certain terms of the Securities to be issued by the Company from time to time will be authorized and approved by the Board of Directors of the Company or a duly authorized committee thereof in accordance with North Carolina law, the Articles of Incorporation of the Company, as may be amended to date or hereafter, the Bylaws of the Company, as may be amended to date or hereafter, the Certificate of Limited Partnership of the Operating Partnership, as may be amended to date or hereafter, and the Second Amended and Restated Limited Partnership as may be amended to date or hereafter, prior to the issuance thereof. We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the resale of any Securities; (ii) if necessary, a Prospectus Supplement will have been prepared and filed with the Commission describing any Securities offered thereby; (iii) all Securities will be sold in the manner stated in the Registration Statement and, if necessary, the applicable Prospectus Supplement; and (iv) at the time of the offering, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that:

1.	The Company is a corporation in existence under the laws of the State of North Carolina.

2.	The Operating Partnership is a limited partnership in existence under the laws of the State of North Carolina.

3.	The Company is the sole general partner of the Operating Partnership.

4.

The Company’s authorized capital stock consists of 300,000,000 Common Shares; 25,000,000 excess shares, par value $0.01 per share; 1,000,000 Class A Preferred Shares, par value $0.01 per share; 8,000,000 Class B Preferred Shares, par value $0.01 per share; 8,000,000 Class C Preferred Shares, par value $0.01 per share; 8,000,000 Class D Preferred Shares, par value $0.01 per share; 4,000,000 Class E Preferred Shares, par value $0.01 per share; 4,000,000 Class F Preferred Shares, par value $0.01 per share; 4,000,000 Class G Preferred Shares, par value $0.01 per share; and 4,000,000 Class H Preferred Shares, par value $0.01 per share.

December 6, 2023

5.

Upon action by the Board of Directors of the Company authorizing the issuance of additional Preferred Shares, done in compliance with applicable law, and upon the issuance and delivery of and payment for such Preferred Shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such Board of Directors action, such Preferred Shares will be validly issued, fully paid and nonassessable.

6.

Upon action by the Board of Directors authorizing the issuance of additional Common Shares, done in compliance with applicable law, and upon the issuance and delivery of and payment for such Common Shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such Board of Directors action, such Common Shares will be validly issued, fully paid and nonassessable.

The opinions set forth above are subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

This opinion is limited to the laws of the State of North Carolina, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to the name of our firm in the Registration Statement under the caption “Validity of Securities” in the prospectus included as a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ WOMBLE BOND DICKINSON (US) LLP

CJG

FRA